  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                In connection with the anticipated completion of the transactions contemplated by that certain Combination Agreement, dated as of September 11, 2010, by and among Momentive Performance Materials Holdings Inc., Hexion LLC, Mercury Sub 1 LLC, Mercury Sub 2 LLC, Hexion Newco 1, LLC and Hexion Newco 2, LLC (the “Combination Agreement”), the employment of Dr. Jonathan Rich, the President and Chief Executive Officer of Momentive Performance Materials Inc. (the “Company”) and Anthony Colatrella, the Chief Financial Officer of the Company will be terminated without cause, each effective as of October 1, 2010, respectively.  In connection with their termination, each of Messrs. Rich and Colatrella have entered into separation agreements with the Company.

                Pursuant to the terms of Dr. Rich’s pre-existing employment agreement with the Company, dated June 1, 2007, in the event of a termination without Cause (as defined under such employment agreement), Dr. Rich will be entitled to receive, subject to his execution of a general release of claims against the Company, (i) any accrued but unpaid annual base salary and bonus, vacation and unreimbursed expenses, payable in lump sum, (ii) 18 months of continued base salary, payable in monthly installments, (iii) a prorated bonus (based on the Company’s performance) for the year in which termination occurs and (iv) continued health and welfare benefits (excluding long-term disability coverage) for 18 months for Dr. Rich (and, where applicable, his dependents), subject to cutoff in certain events in connection with Dr Rich’s subsequent reemployment.  Under the terms of Dr. Rich’s separation agreement with the Company, dated September 29, 2010, the Company has agreed that (i) the time-vested stock options held by Dr. Rich will become vested upon his date of termination and remain outstanding until the expiration of the scheduled stock option term and (ii) his performance-based stock options will remain outstanding until the expiration of the scheduled stock option term (determined without regard to the continued service requirement) and will vest if the applicable performance goals are achieved.  The Company and Dr. Rich have also agreed that on a date between the termination date and December 15, 2010, Dr. Rich will sell 12,750 shares of Company common stock to the Company or an affiliate of the Company at his original purchase price of $100 per share.  As consideration of the services that Dr. Rich has provided through the closing of the transactions contemplated by the Combination Agreement, the Company will also pay Dr. Rich, within 30 days of his termination date, an amount equal to $350,000.  The confidentiality, non-solicitation and non-compete provisions of Dr. Rich’s pre-existing employment agreement are to remain in full force and effect.

                Pursuant to the terms of Mr. Colatrella’s pre-existing offer letter agreement with the Company, dated December 22, 2008, in the event of a termination without cause, Mr. Colatrella was entitled to receive, subject to his execution of a general release of claims, his current base salary (including benefits) up to one year or, if earlier, until he begins full-time employment with another employer.  However, pursuant to the terms of Mr. Colatrella’s separation agreement with the Company, dated September 29, 2010, the Company has agreed to provide Mr. Colatrella with the following benefits in consideration of his execution of a release contained in his separation agreement: (i) current base salary, on a bi-weekly basis, beginning on October 15, 2010, for the period from October 2, 2010 through and continuing until March 30, 2012 (minus all applicable taxes and previously authorized payroll deductions), (ii) all medical, dental and life insurance benefits through September 30, 2011, (iii) his 2010 cash bonus paid pursuant to the terms of the Company’s Annual Cash Bonus Plan and calculated as if his employment had continued through December 31, 2010, (iv) a lump sum payment equal to $197,471 for all outstanding benefits owed to him under the Company’s relocation program, (v) 12 months of outplacement services, (vi) lump-sum payment of accrued and unused vacation time, equivalent to two weeks of salary pay and (vii) continued vesting of all time-vested stock options in accordance with its terms and performance-based stock options will remain outstanding until the expiration of the scheduled stock option term (determined without regard to the continued service requirement) and will vest if the applicable performance goals are achieved.  In addition, the Company and Mr. Colatrella have also agreed that on a date between the termination date and December 15, 2010, Mr. Colatrella may sell a portion or all of his shares of Company common stock to the Company or an affiliate of the Company at his original purchase price of $100 per share.  The Company has agreed to indemnify Mr. Colatrella for liabilities arising out of or relating to his position as Chief Financial Officer, to the extent permitted by applicable law and consistent with indemnification provided to officers and directors of the Company generally.  The Company will also provide coverage under the Company’s D&O insurance for a period of six years following Mr. Colatrella’s separation from the Company.  The non-solicitation and non-compete provisions under the Company’s Amended and Restated Securityholders Agreement, dated March 5, 2007, are to remain in full force and effect and Mr. Colatrella agreed to a non-disparagement provision in his separation agreement.

                A copy of Messrs. Rich and Colatrella’s separation agreements are attached to, and incorporated by reference into, this Item 5.02 of this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, hereto.  A copy of Dr. Rich’s employment agreement and Mr. Colatrella’s offer letter agreement have previously been filed or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as Exhibits 10.16 and 10.23, respectively.  The foregoing description of the above agreements is only intended as a summary of the terms of such agreements and is qualified in its entirety by reference to the full text of the agreements.

Item 9.01 Financial Statements and Exhibits

( d )	Exhibits.

Exhibit 99.1	Separation Agreement, dated September 29, 2010, between the Company and Jonathan Rich
Exhibit 99.2	Separation Agreement, dated September 29, 2010, between the Company and Anthony Colatrella

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By: /s/ Douglas A. Johns_______________________

        Name: Douglas A. Johns

        Title:    General Counsel and Secretary

Date: September 29, 2010

Exhibit Index
Exhibit Number	Description

Exhibit 99.1	Separation Agreement, dated September 29, 2010, between the Company and Jonathan Rich
Exhibit 99.2	Separation Agreement, dated September 29, 2010, between the Company and Anthony Colatrella